                                                                   EXHIBIT 10.62


                               EMPLOYMENT CONTRACT

                                     between


DISCOVERY TECHNOLOGIES AG
Gewerbestrasse 16
4123 Allschwil
(hereinafter referred to as "DTL")

                                       and

DR. HEINRICH ZINSLI
Elblingstr. 10
4142 Munchenstein

(hereinafter referred to as "Employee")

                       -----------------------------------

WHEREAS, DTL has concluded an Employment Agreement with Dr. H. Zinsli on February 19, 1999;

WHEREAS, Dr. H. Zinsli is a member of the management board and of the board of directors;

WHEREAS, DTL desires to appoint Dr. H. Zinsli to the position of CEO.

NOW, THEREFORE, in consideration of the promises and mutual covenants herein set forth, the parties conclude the following Agreement which overrides the Employment Agreement dated February 19, 1999:

1.   Employment

     DTL hereby employs the Employee as CEO.

2.   Duration/Termination

     The Agreement shall become effective upon signature of both parties and shall be valid for a definite period of two (2) years and will terminate on July 31, 2001. Six months before the ending of the period of the two years, the parties inform each other if they are prepared to continue the Agreement.

     Upon mutual agreement of both parties the Agreement shall be automatically extended for an indefinite period until terminated by either party thereto giving, by registered letter, six months notice at the end of each month.

3.   Working Hours/Compensation for Overtime

     The Employee shall work 90% to 100% of the normal working hours which are for a full time position 40 hours a week. The Employee shall devote as much time, attention and ability as is reasonable to fulfill his duties. Besides the normal vacation mentioned in the Employment Policies ("Arbeitsreglement") the Employee is entitled to have five days extra for overtime work. Any compensation for overtime is deemed to be compensated by granting these extra days for overtime work and therefore, the Employee is not entitled to additional compensation for overtime.

4.   Salary

     The gross yearly salary will correspond to CHF 162,110 (in words: hundred and sixty two thousand one hundred and ten Swiss Francs). The salary shall be payable in 13 equal monthly installments of gross CHF 12,470 for a full time position (100%). The Employee's contribution to the Swiss social security scheme as prescribed by Swiss law and according to the "Arbeitsreglement" and his contribution to the collective health insurance (Krankentaggeldversicherung) will be deducted from his salary. The salary can be adjusted as per January 1 every year taking into consideration DTL's financial situation, any general price increase, the situation on the labor market and the individual performance and function of the Employee. The salary can be adjusted for the first time as per January 1, 2000.

     At the end of or during the year DTL may pay a discretionary bonus. However, previous bonus payments do not set the precedent. The payment and the amount of this bonus will always remain at the sole and absolute discretion of DTL.

5.   Other Compensation

     DTL pays in addition to the salary the following compensation:

     - Bel Etage Insurance of CHF 40,000 annually (risk premium and savings premium);

     - Board of director's fee of gross CHF 24,000 annually as long as he is a member of the board of directors of DTL. The social contributions as described by Swiss law are deducted from the board of director's fee:

     -    General Allowance of CHF 6,000 annually;

     -    Car allowance: CHF 800 monthly.

6.   Non Disclosure of Information

a) The Employee agrees that he will not (except in the performance of his duties and as an employee of DTL) at any time or in any mariner make or cause to be made any copies, pictures, duplicates, facsimiles or other reproductions or recordings of any reports, studies, memoranda, correspondence, summaries thereof, or other written, printed or otherwise recorded materials, including but not limited to any magnetically recorded computer program or data, of any kind whatsoever belonging to or in the possession of DTL or customers of DTL. The Employee shall have no right, title or interest in or to any such material, and he agrees that (except in the performance of his duties as an employee of DTL) he will not, without DTL's prior written consent, remove any such Material from the premises of DTL, and that he will surrender all such materials to DTL immediately upon the termination of his employment with DTL or at any time prior thereto upon the request of DTL; provided however, that the foregoing does not apply to any such material not unique to DTL and the customers of DTL or that is otherwise available to the public other than as a result of his breach of this Agreement.

b) The Employee covenants and agrees, without any limitation as to time, other than for purposes of carrying out DTL's duties in furtherance of its agreements with the customers, that:

     - All information obtained by him during the course of performing services for DTL pursuant to the agreements between DTL and the customers of DTL shall be kept strictly confidential and he will not anywhere use for himself, or divulge any confidential or proprietary information with respect to DTL or any customer, including, but limited to, their businesses, operations, equipment and products, to any person, firm, corporation, association or any other entity for any reason whatsoever;

     - he shall not furnish to or use for the benefit of any person, firm, corporation, association or any other entity any equipment or material or make use of any pursuant information received or developed through any existing and future agreements between DTL and its customers.

7.   Other Professional Activities

     The Employee is not allowed to pursue any professional activity for his own personal benefit or on account of a third party, unless he has received the prior formal consent of DTL.

8.   Penalty

     In case of violation of any provision in the Employment Agreement or of any directive of DTL the Employee shall pay a fixed penalty equaling CHF 50,000 (fifty thousand Swiss Francs) for each infringement if he is not able or willing to provide remedy within a reasonable time as according to DTL.

     Notwithstanding payment of the penalty, DTL reserves the right to claim compensation for losses or damages, provided that such losses or damages exceed the amount of the penalty. Further, DTL expressly reserves the right to demand that the infringing activity be terminated immediately.

9.   Covenant against Competition

a) Upon termination of this Agreement the Employee will abstain from entering into competition with DTL for a period of 1 (one) year. This non-compete clause is valid worldwide except in those jurisdictions where it cannot be enforced. The Employee will not perform work as an employee, an independent consultant or contractor for a company engaged in the same field of DTL nor shall he have share interests in companies working in that field.

b) In case of violation of the above provision, the Employee shall pay DTL a fixed penalty equaling the last 6 monthly wages (inclusive 13th monthly installment and bonus payments) for each infringement. Notwithstanding payment of the penalty, DTL reserves the right to claim compensation for losses or damages, provided that such losses or damages exceed the amount of the penalty. Further, DTL expressly reserves the right to demand that the infringing activity be terminated immediately.

c) The Covenant against Competition lapses according to Article 340c paragraph 2 of the Swiss Code of Obligations if DTL terminates the Agreement without a valid reason. However, in the event DTL terminates the Agreement or the Employee terminates the Agreement for a valid reason for which DTL is responsible, the Covenant against Competition will continue throughout any time period that DTL is obliged to continue paying the Employee.

d) The Covenant against Competition in this Agreement will in no event impact or nullify clause 9, non compete, mentioned in the Voting Share Purchase Agreement dated August 10, 1999 between Dr. Heinrich Zinsli, Dr. Ernst Burgisser, Dr. Helmut Kessmann, Christoph Grether and Discovery Partners International Inc.

10.  Miscellaneous

     The Employment Policies (Arbeitsreglement) are made a part of this Agreement.

11.  Governing Law

     THIS EMPLOYMENT CONTRACT WILL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH SWISS EMPLOYMENT LAW. VENUE SHALL BE ARLESHEIM.

Allschwil,        10/8/99                      Allschwil,     Aug 10/99
---------------------------                    ---------------------------------
Place and date                                 Place and date

DISCOVERY TECHNOLOGIES AG, ALLSCHWIL           EMPLOYEE
(EMPLOYER)

/s/  illegible                                 /s/  Dr. Heinrich Zinsli
---------------------------                    ---------------------------------
                                               Dr. Heinrich Zinsli